Exhibit 3.9

FOURTH AMENDED AND RESTATED BYLAWS

OF APRICUS BIOSCIENCES, INC.

ARTICLE I

OFFICES

Section 1.1. Principal Office. The principal office and place of business of Apricus Biosciences, Inc. (the “Corporation”) shall be at 11975 El Camino Real, Suite 300, San Diego, California 92130, unless changed by the board of directors of the Corporation (the “Board of Directors” or “Board”).

Section 1.2. Other Offices. Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The street address of the Corporation’s registered agent is the registered office of the Corporation in Nevada.

ARTICLE II

STOCKHOLDERS

Section 2.1. Annual Meetings of Stockholders. The annual meeting of the stockholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Fourth Amended and Restated Bylaws (as amended from time to time, these “Bylaws”). Such annual meeting shall be held on such date and at such time as the Board of Directors shall from time to time fix.

Section 2.2. Special Meetings of Stockholders. Special meetings of stockholders may be called only by the Chair of the Board or the President, or by the Board of Directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships, in each case in accordance with the provisions of the Articles of Incorporation of the Corporation, as amended from time to time (the “Articles of Incorporation”). No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting or as may be added to the agenda by the Chair of the meeting.

Section 2.3. Notice of Meetings of Stockholders; Waiver of Notice. The Secretary or any Assistant Secretary shall give written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which such special meeting is called. Such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally, by mail, facsimile, e-mail, posting on an electronic network or any other similar electronic method, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, addressed to each stockholder of record entitled to vote at such meeting at the address as it appears on the books of the Corporation. If sent electronically, such notice shall be deemed to be delivered when sent to the stockholder of record entitled to vote at such meeting at the e-mail address as it appears on the books of the Corporation. Upon mailing, service of the notice shall be complete, and the time of the notice shall begin to run from the date upon which the notice was deposited in the mail; upon delivery electronically, service of notice shall be complete, and the time of the notice shall begin to run from the date upon which the notice was sent electronically. Any stockholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.4. Place of Meetings of Stockholders. The Board of Directors or the President may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate the place, either within or without the State of Nevada, as the place for the holding of such meeting. If no place for a meeting is designated, the place of meeting shall be the principal office of the Corporation.

Section 2.5 Organization.

(a) Meetings of stockholders shall be presided over by the Chairman or, in the absence of the Chairman, by the President or Chief Executive Officer. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as recording secretary of the meeting, and in the absence of the Secretary and any Assistant Secretary, the chair of the meeting may appoint any person to act as recording secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitation on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(b) The chair of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

Section 2.6. Record Date. The Board of Directors may fix a date not less than ten (10) nor more than sixty (60) days prior to any meeting as the record date for the purpose of determining stockholders entitled to notice of and to vote at such meetings of the stockholders. The stock transfer books of the Corporation may be closed by the Board of Directors for a stated period not to exceed sixty (60) days for the purpose of determining stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose.

Section 2.7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum is established, stockholders present at a duly organized meeting may continue to transact business until adjournment, even if stockholders withdraw their shares in such number that less than a quorum remain.

Section 2.8. Voting.

(a) Each holder of an outstanding share of the Corporation entitled to vote may vote at a meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, every stockholder of record shall be entitled to one (1) vote for each share of voting stock standing in such stockholder’s name on the books of the Corporation at the close of business on the record date or the date established by the Board of Directors for stockholder action by written consent. Except as herein or in the Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereupon, provided, that Directors of the Corporation shall be elected at the annual meeting of stockholders by a plurality of the votes cast at the election.

(b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual at the close of business on the record date or the date established by the Board of Directors in connection with stockholder action by written consent (including pledged shares) shall be cast only by that individual or such individual’s duly authorized proxy. With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares, even though the shares do not stand of record in the name of the receiver, provided that the order of a court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment.

(c) With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chairman of the board, if any, president, chief executive officer, if any, or any vice president of such corporation; and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the Corporation of satisfactory evidence of his or her authority to do so.

(d) Notwithstanding anything to the contrary contained herein and except for the Corporation’s shares held in a fiduciary capacity, the Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares entitled to vote.

(e) With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner: (i) if only one person votes, the vote of such person binds all; (ii) if more than one person casts votes, the act of the majority so voting binds all; and (iii) if more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

Section 2.9. Proxies. At any meeting of the stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

Section 2.10. Action by Written Consent of Stockholders. Any action required to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof, except that if a different proportion of the voting power is required for such an action at a meeting, then such different proportion shall be required. The written consent may be signed in multiple counterparts, including, without limitation, facsimile counterparts, and shall be filed with the minutes of the proceedings of the stockholders.

Section 2.11. Director Nominations; Stockholder Proposals.

(a) Director Nominations. Nominations of persons to be considered for election to the Board of Directors at an annual meeting of the stockholders (an “Annual Meeting”) may only be made (i) by or at the direction of the Board of Directors, or (ii) by a stockholder pursuant to this Section 2.11(a). A stockholder may nominate a person to be considered for election to the Board of Directors at an Annual Meeting only if (a) such nomination is properly brought before the Annual Meeting by any stockholder who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation’s capital stock) at the time such stockholder gives the notice of such nomination as required under the Corporate Governance Committee Charter (as defined below), (b) such stockholder is entitled to vote at the meeting and (c) such stockholder has acted in compliance with the procedures set forth in this Section 2.11 and with the policies and procedures set forth in the Charter of the Corporate Governance/Nominating Committee of the Board of Directors then in effect (as the same may be amended from time to time, the “Corporate Governance Committee Charter”).

(b) Stockholder Proposals. Proposals of business to be considered at an Annual Meeting other than nominations for election of directors may be made (i) by or at the direction of the Board of Directors, or (ii) by a stockholder pursuant to this Section 2.11(b). A stockholder may propose business to be considered at an Annual Meeting only if (a) such proposal is properly brought before the Annual Meeting by any stockholder who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation’s capital stock) at the time such stockholder gives the notice required by this Section 2.11(b), (b) such stockholder is entitled to vote at the meeting and (c) such stockholder has acted in compliance with the procedures set forth in this Section 2.11. For such business to be properly proposed for consideration at an Annual Meeting pursuant to this Section 2.11(b), the stockholder making such proposal must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the pending Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, to be timely, such notice by the stockholder must be delivered not earlier than the ninetieth (90th) day prior to such pending Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such pending Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, in no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth, as to each matter such stockholder proposes to bring before the meeting (i) a brief description of the business proposed to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of any Proponent (as defined below) in such business (including any anticipated benefit of such business to any Proponent which is material to any Proponent individually or to the Proponents in the aggregate other than solely as a result of its or their ownership of the Corporation’s capital stock), and (ii) the information required by Section 2.11(c)(i)

(c) Additional Notice Requirements.

(i) Any notice to the Secretary of the Company given in accordance with the Corporate Governance Committee Charter or this Section 2.11 shall also set forth, as of the date of such notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents” ): (A) the name and address of each Proponent (including, if applicable, the name and address that appear on the Corporation’s books); (B) the class, series and number of shares of the Corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice given under the Corporate Governance Committee Charter for the nomination of a proposed director candidate) or to propose the business that is specified in the notice (with respect to a notice given under Section 2.11(b) of these Bylaws); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of the Corporation’s voting shares to elect such nominee or nominees (with respect to a notice under the Corporate Governance Committee Charter for the nomination of a proposed director candidate) or to carry such proposal (with respect to a notice under Section 2.11(b) of these Bylaws); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the nomination or proposal on the date of the notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of any such Derivative Transaction and the class, series and number of securities involved in, and the material economic terms of, any such Derivative Transaction. For purposes of this Section 2.11(c), a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, on behalf of or for the benefit of any Proponent or any of its affiliates or associates, whether record or beneficial: (i) the value of which is derived in whole or in part from the value of any class or series of the Corporation’s capital stock or other securities of the corporation, (ii) which otherwise provides any direct or indirect opportunity to gain or participate in any gain derived from a change in the value of securities of the Corporation, (iii) the effect or intent of which is to mitigate loss or manage risk or benefit of security value or price changes, or (iv) which provides the right to vote or to increase or decrease the voting power of such Proponent or any of its affiliates or associates with respect to any securities of the Corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position (for purposes hereof, a person or entity shall be deemed to have a short position in a security of the Corporation if such person or entity, directly or indirectly, through any contract, arrangement, relationship, understanding or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of such security), profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held, directly or indirectly, by any general or limited partnership, or any limited liability company, of which such Proponent is a general partner, manager or managing member or, directly or indirectly, beneficially owns an interest in such general partner, manager or managing member.

(ii) All stockholders giving a notice in accordance with the Corporate Governance Committee Charter or this Section 2.11 (whether for purposes of nominating a proposed director candidate or proposing business for consideration at the Annual Meeting) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) as of the date that is ten (10) days prior to the date of the meeting, and in the event of any adjournment or postponement thereof, ten (10) days prior to the date to which such meeting is adjourned or postponed (or such lesser number of days prior to the date of such adjourned or postponed meeting as is reasonably practicable under the circumstances). Any such update or supplement pursuant to clause (i) of this paragraph shall be received by the Secretary of the Company at the principal executive offices thereof not later than ten (10) days after the record date for the meeting. Any such update or supplement pursuant to clause (ii) of this paragraph shall be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not later than five (5) days prior to the date of the meeting and, in the event of any adjournment or postponement thereof, five (5) days prior to such date (or such lesser number of days prior to the date of such adjourned or postponed meeting as is reasonably practicable under the circumstances).

(d) General.

(i) The procedures set forth in this Section 2.11 shall be the exclusive means for a stockholder to make nominations and submit other business proposals (other than matters properly included in the Corporation’s notice of meeting of stockholder and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”) before an annual meeting of stockholders. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before such Annual Meeting in accordance with the procedures set forth in this Section 2.11. The chair of the Annual Meeting shall have the power and duty to determine whether any nomination or any business proposed to be brought before such meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective nomination or proposal be disregarded.

Notwithstanding anything in the Corporate Governance Committee Charter or these Bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination for election as a director at a meeting pursuant to Section 2.11(a) or to propose business at a meeting pursuant to Section 2.11(b) does not provide the information in the stockholder’s notice required thereunder within the applicable time periods specified (including any update and supplement required under Section 2.11(c)(ii), or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to make such nomination or to propose such business, or the Proponents shall not have acted in accordance with the representation required under Section 2.11(c)(i)(E), such nomination or proposal shall not be presented for stockholder action at the meeting and shall be disregarded, as determined by the chair of the meeting as described above, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(ii) Any stockholder taking any action contemplated by this Section 2.11, notwithstanding any contrary provision hereof, shall also comply with all applicable requirements of (i) applicable state law and (ii) the 1934 Act.

(ii) For purposes of this Section 2.11, (a) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; and (b) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall have the power to make, modify, amend, or repeal these Bylaws. The Board of Directors may, as it deems proper, adopt rules, regulations and policies for the conduct of their meetings and the management of the Corporation.

Section 3.2. Number, Tenure, and Qualifications. Unless a different number is required by the laws of the State of Nevada or the Articles of Incorporation, or until changed in the manner provided in the Articles of Incorporation, the Board of Directors shall consist of at least three (3), but not more than nine (9), individuals who shall be elected at the annual meeting of stockholders as provided in the Articles of Incorporation and these Bylaws.

Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held, with no additional notice thereof required, immediately following and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chair of the Board, the President, or by one-third (1/3) of the Board of Directors. The Secretary shall give notice to each director of the time, place, and purpose or purposes of each special meeting by mailing the same at 48 hours before such meeting or by providing notice by telephone, facsimile or email at least 24 hours before such meeting.

Section 3.5. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, provided, that less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, and adjourned, without further notice.

Section 3.6. Manner of Acting. At all meetings of the Board of Directors, each director shall have one (1) vote. If a quorum is present at any such meeting, then the act of a majority of the directors present at such meeting shall be the act of the Board of Directors. Any business may be transacted at a meeting at which every director is present, even though such meeting was held without proper notice. The Board of Directors may conduct a meeting by means of a conference telephone or any similar communications equipment by which all persons participating in the meeting can hear one another, and such participation shall constitute presence at a meeting.

Section 3.7. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

Section 3.8. Vacancies. Subject to any rights of the holders of preferred stock, if any, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of the directors then in office or by a sole remaining director, in either case though less than a quorum, and the director(s) so chosen shall hold office for a term expiring at the next annual meeting of stockholders and when their successors are elected or appointed, at which the term of the class to which he or she has been elected expires, or until his or her earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Section 3.9. Removals. Any director may be removed from the Board of Directors by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote.

Section 3.10. Resignations. A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Any resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) days from the date of its delivery, the resignation shall upon the tenth (10th) day be deemed accepted.

Section 3.11. Compensation. By resolution of the Board of Directors, the directors may be reimbursed their expenses, if any, incurred in connection with attendance at each meeting of the Board of Directors, and may be paid either (i) a fixed sum for attendance in addition to such reimbursed amount at each meeting of the Board of Directors or (ii) a stated salary as director. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.12. Emergency Power. When, due to a national disaster or death, a majority of the Board Directors is incapacitated or otherwise unable to attend meetings and function as directors, the remaining members of the Board of Directors shall be deemed to be a committee of the Board and to have all powers necessary to function as a complete Board of Directors and, for the purpose of doing business and filling vacancies on the Board, shall act as such committee of the Board, with the power and authority of the Board until such time as a quorum of Directors can attend a meeting of the Board or until vacancies on the Board are filled by such committee pursuant to these Bylaws.

Section 3.13. Chair. The Board of Directors may elect from its own number a Chair of the Board, who shall preside at all meetings of the Board of Directors, and who shall perform such other duties as may be prescribed from time to time by the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.1. Number. The officers of the Corporation shall be a President, one (1) or more Vice Presidents, a Secretary, and a Treasurer, or their equivalents each of whom shall be elected by a majority of the Board of Directors. The Board of Directors may elect or appoint such other officers and assistant officers as it may deem necessary or appropriate. In its discretion, the Board of Directors may leave unfilled any office (except for the offices of President, Secretary and Treasurer) for any period as it may determine. Officers need not be Directors or stockholders of the Corporation.

Section 4.2. Election and Term of Office. The officers of the Corporation are to be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3. Resignations. Any officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless other specified therein, such resignation shall take effect upon such delivery.

Section 4.4. Removal. Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not by itself create any contract rights for such officer or agent. Any such removal shall require a majority vote of the Board of Directors, exclusive of such officer or agent being removed if such person is also a director.

Section 4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.6. President. If the Corporation does not have a Chief Executive Officer, the President shall also be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders and, in the absence of the Chair of the Board, at meetings of the Board of Directors. The President shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several officers. The President may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

Section 4.7. Vice President. Each Vice President shall have such powers and perform such duties as may be assigned to such Vice President by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. In the event there is more than one (1) Vice President and the Board of Directors has not designated which Vice President is to act as President, then the Vice President who was elected as Vice President first shall act as President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his or her duties.

Section 4.8. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. The Secretary shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. The Secretary shall have custody of the corporate seal and general charge of the records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. The Secretary may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Company and affix the seal of the Corporation thereto. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. The Secretary shall be sworn to the faithful discharge of his or her duties. Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

Section 4.9. Treasurer. The Treasurer shall have general custody of the collection and disbursements of funds of the Corporation. The Treasurer shall endorse on behalf of the Corporation for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. The Treasurer may sign, with the President, or such persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. The Treasurer shall enter or cause to be entered regularly in the books of the

Corporation full and accurate accounts of all monies received and paid by him or her on account of the Corporation; shall at all reasonable times exhibit the books and accounts of the Corporation to any director of the Corporation during regular business hours; and, whenever required by the Board of Directors or the President, shall render a statement of the accounts of the Corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

Section 4.10. Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

Section 4.11. Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers of agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that such officer is also a director.

Section 4.12. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his or her possession or under his or her control.

ARTICLE V

COMMITTEES

Section 5.1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two (2), but not more than seven (7), members of the Board, one (1) of whom shall be the President if the President is also a director. The Board of Directors may designate one (1) or more directors to serve as alternate member or members of such Executive Committee. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring the approval of stockholders, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings of the Board of Directors.

Section 5.2. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than one (1) director, and which shall have such names, powers and duties as shall from time to time be prescribed by the Board. A majority of the members of any committee may fix its rules of procedure. All committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1. Contracts. The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.2. Loans. No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation except in the ordinary course of business or unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

Section 6.2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized by the Board of Directors to do so.

Section 6.3. Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

Section 6.4. Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by any authorized officer of the Corporation Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other Trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation’s officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

ARTICLE VII

CAPITAL STOCK

Section 7.1. Issuance of Shares. The shares of the Corporation may be represented by certificates or uncertificated. If certificated, each certificate shall be signed by the President or the Vice President, and by the Secretary or an Assistant Secretary. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates shall be numbered and may be sealed with the seal of the Corporation or a facsimile thereof. With respect to all shares issued by the Corporation, whether certificated or uncertificated, the name and address of the person to whom the shares are issued, the number of shares issued, the date of issue and any other information required by a direct registration system facility shall be entered on the stock transfer books of the Corporation and in any other manner as required by a direct registration system facility.

Section 7.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the stockholder of record thereof or by such stockholder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such stockholder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 7.3. Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

Section 7.4. Lost or Destroyed Certificates. The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate, or such owner’s legal representative, to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

Section 7.5. Registered Stockholders. The Corporation shall be entitled to treat the stockholder of record of any share or shares of stock as the holder in fact of such shares, with any and all the rights and powers incident to the ownership of such stock at any such meeting, including, without limitation, the power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock, and the Corporation shall not be bound or obligated to recognize any equitable or other claim by any other any other person or entity with respect to such shares.

Section 7.6. Direct Registration System Eligibility. Notwithstanding anything to the contrary in this Article VII, or in these Bylaws generally, shares of the Corporation shall be entered on the books of the Corporation with all information necessary to comply with the direct registration system requirements established by any stock exchange on which the Corporation’s shares are listed. The terms “books of the Corporation” or “stock transfer books of the Corporation”, as used in these Bylaws, shall mean the books and records of the Corporation as maintained by the Corporation, and shall not mean the books or records of any third party, including, without limitation, any transfer agent, broker-agent or any entity that serves as the Corporation’s direct registration system facility.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Indemnification.

(a) Indemnification of Directors and Officers.

(i) For purposes of this Article VIII, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative.

(ii) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 8.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(iii) Indemnification pursuant to this Section 8.1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(iv) The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

(b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article VIII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, insurance policy, vote of stockholders or directors, or otherwise.

(d) Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 8.1 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 8.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his or her action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.2. Amendment. The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 8.2. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VIII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article X), no repeal or amendment of these Bylaws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the Corporation then serving, or (b) by the stockholders as set forth in Article X; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE IX

WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Nevada Revised Statues, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.

ARTICLE X

AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to amend or repeal these Bylaws, and to adopt new bylaws. Notwithstanding the foregoing sentence, these Bylaws may be amended or repealed in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Corporation, voting together as a single class.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

ARTICLE XII

DIVIDENDS

The Board of Directors may, at any regular or special meeting, declare dividends in accordance with the applicable provisions of the Nevada Revised Statutes.

ARTICLE XIII

CORPORATE SEAL

The Corporation need not adopt a corporate seal. If one is adopted, the seal shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation.

ARTICLE XIV

RIGHTS AND POWERS

The Corporation, the Board of Directors, the officers of the Corporation and its stockholders shall have the rights and powers provided for by applicable law, whether or not specifically provided for in these Bylaws.

ARTICLE XV

CHANGES IN NEVADA LAW

References in these Bylaws to Nevada law or the Nevada Revised Statutes or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law, and (ii) if such change permits the Corporation, without the requirement of any further action by the stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

CERTIFICATION

The undersigned, as the duly elected Secretary of Apricus Biosciences, Inc., a Nevada corporation (the “Corporation”), does hereby certify that the foregoing Fourth Amended and Restated Bylaws were adopted as the bylaws of the Corporation by the Board of Directors of the Corporation as of December 18, 2012.

/s/ Randy Berholtz

Randy Berholtz, Secretary

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